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                                                                    EXHIBIT 10.1

                       SHARE SALE AND PURCHASE AGREEMENT

THIS SHARE SALE AND PURCHASE AGREEMENT is made as of this 12/th/ day of December 2000 by and between:

1. WIPRO LIMITED, a company incorporated in accordance with the laws of India, having its registered office at Doddakannelli, Sarjapur Road, Bangalore -560 035 (hereinafter referred to as "the Buyer" which expression shall unless it be repugnant to the context be deemed to include its successors in title and permitted assigns); and

2. KPN ASIA MAURITIUS HOLDING, a private limited company incorporated in accordance with the laws of Mauritius, having its registered office at 10, Frere Felix de Valois Street, P.O. Box 799, Port Louis, Mauritius (hereinafter referred to as "the Seller" which expression shall unless it be repugnant to the context be deemed to include its successors in title and permitted assigns )


WHEREAS:

(A) The Seller owns 10,076,540 fully paid equity shares (the "Sale Shares") in the share capital of the Company.

(B) The Seller had agreed to sell and the Buyer had agreed to purchase the Sale Shares and following such agreement the approval dated May 25, 2000 and the amendments dated 28/th/ August 2000 and 7/th/ November 2000 (valid until 31/st/ December 2000) had been obtained by the Buyer for purchase of the Sale Shares

(C) The Parties wish to record in this Agreement the terms and conditions of the sale and purchase of the Sale Shares.

NOW IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES as follows:

1.   DEFINITIONS & INTERPRETATIONS

1.1  Definitions

     In this Agreement, unless the context requires otherwise:

     "Company" shall mean Wipro Net Limited, an Indian company having its registered office at Du Parc Trinity, 10/th/ Floor, 17, M. G. Road, Bangalore.

     "Transfer" means completion of the sale and purchase of the Sale Shares as specified in clause 4.2 after the conditions have been satisfied as listed in clause 4.1:

     "Transfer Date" shall be December 22, 2000 or such other date as the Parties may agree on which the Transfer shall take place

     "Consideration" means the consideration for the transfer of the Sale Shares being the sum specified in Clause 3.

     "Corporate Approvals" means the internal corporate approval obtained by the Seller and the Buyer respectively for selling and buying respectively the Sale Shares.

     "Escrow Agent" refers to The Hong Kong and Shanghai Banking Corporation Limited, Manipal Centre, North Block, Dickenson Road, Bangalore 560 042 who shall be given a copy of this

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     Agreement and who shall confirm in writing his acceptance to act as the
     Escrow Agent strictly in accordance with the terms hereof.

     "Parties" shall mean the Seller and the Buyer collectively; and "the Party" shall mean individually any of the Parties.

     "Sale Shares" means the 10,076,540 equity shares of Rs.10/- each in the equity share capital of the Company bearing distinctive numbers 15219183 to 22392312 (7173130 shares) and distinctive numbers 00000002 to 02903411
     (2903410 shares) to be bought and sold pursuant to Clause 2 free from all liens, charges and encumbrances and together with all rights now or hereafter attaching hereto.


1.2  Interpretation

     Unless otherwise stated or unless the context otherwise requires, in this Agreement:

     (a) Headings are for convenience only and shall not affect its interpretation.
     (b) Where a word or phrase is defined, other parts of speech and grammatical forms of that word or phrase shall have corresponding meanings.
     (c) References to the recitals, Clauses and Exhibits shall be references to the recitals, clauses and exhibits of this Agreement.
     (d) References to statutes shall be a reference to the statutory enactments, rules and regulations (as modified, amended or re-enacted as of the appropriate date) in force.


2.   SALE AND PURCHASE OF SALE SHARES

     Subject to the terms and conditions of this Agreement the Seller hereby agrees (as legal and beneficial owner) to sell, assign, transfer and convey to the Buyer all of its rights, obligations, title and interests in and to the Sale Shares, and the Buyer hereby agrees to purchase, acquire and accept all of the Seller's rights, obligations, title and interest in and to the Sale Shares.

3.   CONSIDERATION FOR SALE OF SALE SHARES

     The consideration payable to the Seller for the purchase of the Sale Shares by the Buyer shall be USD 23,250,000 (United States Dollar Twenty Three million and Two Hundred and Fifty thousand) ("the Consideration").

4.   TRANSFER OF SALE OF SALE SHARES

4.1 The transfer actions under Clause 4.2 are subject to the following conditions on or before the transfer date:

     (a)  receipt by the Seller from the Buyer of the following:

          (i) True copy of the approval of the Reserve Bank of India dated May 25, 2000 and and the amendments dated 28/th/ August 2000 and 7/th/ November 2000 (valid until 31/st/ December 2000) for the transfer of the Sale Shares.

          (ii) certified true copy of the resolution of the Board of Directors of the Buyer authorising the execution of this Agreement and the purchase of the Sale Shares.

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     (b)  receipt by the Buyer from the Seller, of a certified true copy of the resolution of the Board of Directors of the Seller authorising the execution of this Agreement and the Sale of the Sale Shares.

     (c) the Buyer shall have affixed or placed the applicable stamp duty on the duly filled up, executed and revalidated share transfer form.

     (d) After the execution of this agreement the Seller shall execute the stamped transfer deed and the Buyer shall take necessary steps to get the transfer form revalidated, as per the requirements of the Companies Act, 1956.

     (e)  Appointment of Escrow agent

     (f) The Buyer to handover the revalidated executed transfer deed to the escrow agent

     (g) the Buyer shall have transferred the Consideration to the Buyer's bank account with The Hong Kong and Shanghai Banking Corporation Limited, Manipal Centre, North Block, Dickenson Road, Bangalore 560 042, India.

4.2 On the fulfillment of the conditions set out in Clause 4.1 above, the Parties shall proceed to transact the following business:

     (a) the Seller shall deliver the following documents to the Escrow Agent to be held in trust until such time as the Escrow Agent receives a confirmation in terms of Clause 4.2(d) below:

         (i)   original share certificates evidencing the Sale Shares.

         (ii) Original and revalidated share transfer forms duly executed, signed, sealed and validly executed by the Seller for the purpose of transfer of the Sale Shares by the Seller to the Buyer.

         (iii) A facsimile copy of the resolution passed by KPN Asia Mauritius Holding, authorising the sale of shares for a consideration of US Dollars 23.25 million, executing the Termination and Release Agreement, Share Sale and Purchase Agreement and the Escrow Agreement.


     (b) the Escrow Agent shall confirm receipt of the documents as per Clause
         4.2 (a) above to the Buyer.

     (c) on the Escrow Agent giving the confirmation in Clause 4.2(b) above, the Buyer shall authorise The Hong kong & Shanghai Banking Corporation Limited, Manipal Centre, North Block, Dickenson Road, Bangalore 560 042, India to remit the Consideration to the account of the Seller in The Hong Kong and Shanghai Banking Corporation Limited, Mauritius.

     (d) upon the Seller's Bank confirming the receipt of the Consideration, the Escrow Agent shall hand over the documents referred to in Clause 4.2
         (a) above to the Buyer.

     (e) the Buyer shall lodge the documents (referred to in Clause 4.2(a)) with the Company for transfer and at a meeting of the Board of Directors of the Company, the transfer of the Sale Shares to the Buyer shall be approved; and the Buyer shall obtain a confirmation from the Company to this effect along with a certified copy of the resolution of the Company's Board recording the transfer of the Sale Shares in favour of the Buyer and the share certificates evidencing the endorsement in favour of the Buyer.

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     (f) the Buyer shall deliver to the Seller a copy of the resolution of the
         Company's Board recording the transfer of the Sale Shares in favour of the Buyer.


5.   WARRANTIES

     The Seller hereby represents and warrants to the Buyer as follows:

     (a) The Seller has full legal right, power and authority to enter into, execute and deliver this Agreement and to perform the obligations, undertakings and transactions set forth herein, and this Agreement has been duly and validly executed and delivered by the Seller and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and

     (b) The Seller has all requisite power to own and dispose of the Sale Shares to be sold by it under the Mauritius laws:

     (c) The Sale Shares are owned by the Seller free and clear of all pledges, security, interest, liens, charges, encumbrances, equities, claims, options, or limitations affecting his ability to vote such Sale Shares or to transfer such Sale Shares or instruments to the Buyer and such Sale Shares have been validly authorised and issued and are fully paid.

     (d) The Seller has not entered into any contracts, arrangements or engagements with any third party(ies) or done any acts which may at a later stage lead to any material liabilities for the Company other than the acts done by them in the usual and ordinary course of business.

     (e) The transfer of the Sale Shares to the Buyer hereunder will convey to the Buyer good and marketable title to the Sale Shares, free and clear to any claims, security interests, liens and encumbrances whatsoever.

     The Buyer hereby represents and warrants to the Seller as follows:

     (a) The Buyer has full legal right, power and authority to enter into, execute and deliver this Agreement and to perform the obligations, undertakings and transactions set forth herein, and this Agreement has been duly and validly executed and delivered by the Buyer and constitutes his legal, valid and binding obligation, enforceable against him in accordance with its terms; and

     (b) Subject to this Agreement, the Buyer shall cause the funds to be available sufficient to acquire and pay for all of the Sale Shares and otherwise to consummate the transactions contemplated by this Agreement on the terms and conditions contemplated hereby.

     (c) Other than the Reserve bank of India approval dated May 25, 2000 and the amendments dated 28/th/ August 2000 and 7/th/ November 2000 (valid until 31/st/ December 2000), no other approval of the Government authorities in India is required by the Buyer for consummation of the transactions contemplated by this Agreement.


6.   MISCELLANEOUS

6.1 Subject to any separate agreement to the contrary between any or all of the Parties, each Party to this Agreement shall pay its own costs and disbursements incidental to this Agreement.

6.2 All stamp duties payable for the transfer of the Sale Shares shall be to the account of the Buyer.

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6.3  All notices, communications and other correspondence required or permitted by this Agreement shall be in writing and shall be sent by (a) fascimile, with confirmation copy sent by registered first class airmail, (b) by personal delivery with acknowledgement of receipt or (c) by registered, first class air mail, return receipt requested and postage prepaid, to the following address:

     in the case of the Buyer to      Corporate Vice-President- Legal & Company
                                      Secretary
                                      Wipro Limited
                                      Doddakannelli,
                                      Sarjapur Road,
                                      Bangalore - 560 035
                    Fax:              91 (80) 844 0054



     In the case of the Seller        Director
                                      39, Robinson Road
                                      #15-01, Robinson Point
                                      Singapore 068911

                    Fax:              0065 538 5255

     All such notices, communications and correspondence shall be sent and deemed to have been received as follows: (i) if by facsimile upon receipt of the confirmation copy: and (ii) if by personal delivery, courier or registered, first class airmail, upon receipt or refusal of delivery. A Party may change the address to which notices are to be sent by a notice complying herewith to that effect. All notices will be in English.

6.4 The sale and purchase of the Sale Shares shall be completed on or before 22nd December 2000. Each of the Parties undertakes to the other to take in good faith, all the requisite steps to be taken by it to effect the Transfer on or before the Transfer Date and in the event of failure by either the Seller or the Buyer to fulfill its obligation hereunder, the other shall be entitled to seek specific performance by the Party in default. Notwithstanding the above, in the event the Transfer is not effected by December 22, 2000, both the Seller and the Buyer shall be entitled to exercise all its rights under the JV Agreements. The Seller shall also not be liable for any act or omission in respect of Wipro Net during the period May 16, 2000 till December 22, 2000. The Buyer acknowledges that the Seller has entered into this Agreement for a consideration of US$ 23.25 million in order to expedite the Transfer of Sale Shares, and agrees that, without prejudice to the rights of the Seller specified above, in case the Transfer is not achieved by the Transfer Date, the Seller shall, at its discretion, have the right to pursue any other rights and remedies available to it against the Buyer as if this Agreement has not been executed.

7.   GOVERNING LAW AND JURISDICTION

7.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of India.

7.2 Any dispute, controversy or claim arising out of or in relation to this Agreement or the breach, termination or invalidity thereof, if the same cannot be settled amicably among the Parties concerned, shall be settled by final and binding arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration proceedings shall take place at New Delhi in India and the proceedings shall be exclusively in English.

7.3 No Party shall be entitled to commence or maintain any action in a court of law upon any matter in dispute until such matter shall have been submitted to arbitration and determined as provided

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     above, and then only for the enforcement of the arbitral award., except that any party may approach the court for conservancy and provisional measures for injuctive relief.

7.4 Pending the resolution of a dispute by arbitration, the Parties shall, except in the event of termination, continue to perform all their obligations under this Agreement without prejudice to a final adjustment in accordance with the arbitral award.

7.5 In the event that it is necessary for either of the parties to this agreement to commence arbitration to enforce any of the provisions hereof, the party prevailing in the arbitration or action shall be entitled to collect from the other party and to have added to and included in any award or judgement rendered in such arbitration or action such additional sum as the arbitrator or court shall deem reasonable for lawyers' fees.

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

SIGNED by                     )
for and on behalf of          )
WIPRO LIMITED                 )
in the presence of:           )

SIGNED by                     )
for and on behalf of          )
KPN ASIA MAURITIUS HOLDING    )
in the presence of:           )

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